Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



           We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-66620), (No. 333-66123), (No. 333-66121), (No. 333-66119) and (No. 033-63865) of ATC Healthcare, Inc. and
Subsidiaries of our report dated May 12, 2003, except for the fifth paragraph of
Note 7(a) as to which the date is June 13, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



                                                      PricewaterhouseCoopers LLP

Melville, New York
May 27, 2004